Exhibit 77C- Matters submitted to a vote of security holders

AllianceBernstein Municipal Income Fund II- Minnesota Portfolio

A Special Meeting of the Stockholders of the AllianceBernstein Municipal Income Fund II-Minnesota Portfolio (the "Portfolio") was held on
November 15, 2005 and adjourned until December 6, 2005.  At the
November 15, 2005 Meeting, with respect to the first item of business, the election of Trustees, and the third item of business, the amendment, elimination, or reclassification as non-fundamental of the fundamental investment restrictions, the required number of outstanding shares were voted in favor of the proposal, and the proposal was approved. At the December 6, 2005 Meeting, with respect to the fourth item of business, the reclassification of the Portfolio's fundamental investment objective as non-fundamental with changes to the Portfolio's investment objective, the required number of outstanding shares voted in favor of the proposal, and the proposal was approved. A description of each proposal and number of shares voted at the Meeting are as follows (the proposal numbers shown below correspond to the proposal numbers in the Portfolio's proxy statement):


Voted For
Withheld Authority
1. To elect eight Trustees of the Portfolio, each such Trustee to hold office until his or her successor is duly elected and qualified.





Ruth Block
91,212,049
2,694,097
David H. Dievler
91,221,279
2,684,867
John H. Dobkin
91,242,278
2,663,867
Michael J. Downey
91,267,436
2,638,710
William H. Foulk, Jr.
91,239,025
2,667,120
D. James Guzy
90,901,764
3,004,382
Marc O. Mayer
91,231,955
2,674,190
Marshall C. Turner, Jr.
91,259,021
2,647,125



Voted For
Voted Against

Abstained
Broker
Non-Votes
  3.   To amend, eliminate,
  or reclassify as
  non-fundamental, the
  fundamental investment
  restrictions regarding:





3.B.  Issuing Senior Securities
         and Borrowing Money

4,507,941
321,799
211,319
1,606,113
3.C.  Underwriting Securities

4,527,131
305,018
208,910
1,606,113
3.D.  Concentration of Investments

4,553,959
308,716
178,384
1,606,113
3.E.  Real Estate and Companies
         That Deal In Real Estate

4,540,083
299,905
201,070
1,606,113
3.F.   Commodity Contracts and
         Futures Contracts
4,539,038
315,797
186,224
1,606,113
3.G.   Loans

4,509,442
328,709
202,907
1,606,113
3.H.   Joint Securities Trading
          Accounts

4,561,000
284,861
195,197
1,606,113
3.L.   Purchase of Securities on
         Margin

4,520,902
339,065
181,091
1,606,113
3.M.  Short Sales

4,519,595
340,373
181,091
1,606,113
3.N.  Pledging, Hypothecating,
         Mortgaging, or Otherwise
         Encumbering Assets

4,517,041
322,947
201,070
1,606,113
3.V.  Option Transactions

4,541,646
314,464
184,949
1,606,113





4.B.  The reclassification of the
         Portfolio's fundamental
         investment objective as non-
         fundamental with changes to
         the Portfolio's investment
         objective.
5,902,727
298,443
390,765
1,293,485